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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 333-102089, 333-102091, 333-64193 and 333-90361 on Form S-8, No. 333-68710 on
Form S-3 and No. 333-90597 on Form S-4 of School Specialty, Inc. of our report dated May 30, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as described in Note 3), appearing in this Annual Report on Form 10-K of School Specialty, Inc. for the year ended April 26, 2003.


DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
July 8, 2003